As filed with the Securities and Exchange Commission on November 27, 1996.
                                                 Registration No. 333-__________
--------------------------------------------------------------------------------
                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549
                               ________________________

                                       FORM S-3

                           REGISTRATION STATEMENT UNDER THE
                                SECURITIES ACT OF 1933
                             ___________________________

                            FIRST CHEROKEE BANCSHARES, INC.
                            -------------------------------
                (Exact name of registrant as specified in its charter)

          GEORGIA                                                  58-1807887
-------------------------------                                -------------------
(State or other jurisdiction of                                 (I.R.S. Employer
incorporation or organization)                                 Identification No.)

                                   9860 HIGHWAY 92
                                    P.O. BOX 1238
                              WOODSTOCK, GEORGIA  30188
                                   (770) 591-9000
                             ---------------------------
                 (Address, including zip code, and telephone number,
                    including area code, of registrant's principal
                                  executive offices)

                                  CARL C. HAMES, JR.
                        PRESIDENT AND CHIEF EXECUTIVE OFFICER
                           FIRST CHEROKEE BANCSHARES, INC.
                                    P.O. BOX 1238
                              WOODSTOCK, GEORGIA  30188
                                   (770) 591-9000
                             ---------------------------
                              (Name, address, including
                               zip code, and telephone
                             number, including area code,
                                of agent for service)
                             ___________________________

                             COPIES OF COMMUNICATIONS TO:

                               KATHRYN L. KNUDSON, ESQ.
                          POWELL, GOLDSTEIN, FRAZER & MURPHY
                                   SIXTEENTH FLOOR
                              191 PEACHTREE STREET, N.E.
                               ATLANTA, GEORGIA  30303
                                    (404) 572-6952

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the Registration Statement becomes effective.
                             ___________________________

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ___________

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ___________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                             ___________________________

                           CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------

Title of                         Proposed      Proposed
each class                       maximum       maximum             Amount
of securi-      Amount           offering      aggregate           of
ties to be      to be            price per     offering            registration
registered      registered(1)    share(2)      price(2)            fee(2)
--------------------------------------------------------------------------------
Common Stock,
$1.00 par
value           196,350 shares   $16.00        $3,141,600           $952.00
--------------------------------------------------------------------------------

(1) The number of shares being registered consists of 196,350 shares of Common Stock to be issued upon exercise of warrants outstanding. The Registration Statement also covers such additional shares as may become issuable to prevent dilution in the event of a stock split, stock dividend, reclassification or other similar transaction pursuant to the terms of the warrants. The Registrant will deregister any shares underlying warrants that remain unissued after November 27, 1999, the expiration date of the warrants.

(2) Because the exercise price of the warrants is lower than the current market value of the Common Stock, the registration fee has been calculated based upon the average of the high and low prices of the Registrant's Common Stock on November 20, 1996, as reported on the NASD electronic bulletin board market.


                              _________________________

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

PROSPECTUS

                           FIRST CHEROKEE BANCSHARES, INC.
                  196,350 Shares of Common Stock Underlying Warrants

    This Prospectus relates to 196,350 shares (the "Shares") of common stock, $1.00 par value ("Common Stock"), First Cherokee Bancshares, Inc. (the "Company") underlying certain warrants ("Warrants") issued by the Company.

    The Shares may be offered by certain shareholders of the Company (the "Selling Shareholders") from time to time in transactions in the over-the-counter market, in negotiated transactions or a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Shareholders may effect such transactions by selling the Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders and/or the purchasers of the Shares for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). See "Selling Shareholders" and "Sale of the Shares."

    The Selling Shareholders acquired their Warrants in connection with the formation of the Company and its wholly-owned bank subsidiary, the First National Bank of Cherokee (the "Bank"), on November 27, 1989. See "Selling Shareholders." The Selling Shareholders may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). See "Sale of the Shares."

    The Company has agreed to bear all expenses (other than selling commissions and fees) in connection with the registration and sale of the Shares being offered by the Selling Shareholders.

    Investment in the Shares involves certain risks.  See "Risk Factors."

    The shares of Common Stock of the Company are traded on the NASD electronic bulletin board market. On November 20, 1996, the last sale price for the shares of Common Stock was $15.37 per share.

                              _________________________

            THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
              SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
              COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES
               COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                 PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A
                                  CRIMINAL OFFENSE.
                              _________________________

                   The date of this Prospectus is December __, 1996

                                AVAILABLE INFORMATION

    The Company is subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a Web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants, such as the Company, that file electronically with the Commission.

    This Prospectus does not contain all information set forth in the Registration Statement of which this Prospectus forms a part; certain parts of the Registration Statement are omitted in accordance with the rules and regulations of the Commission. The Registration Statement and any amendments thereto, including exhibits filed as a part thereof, are available for inspection and copying as set forth above.

                         DOCUMENTS INCORPORATED BY REFERENCE

    The following documents filed with the Commission by the Company (File Number 0-18488) are hereby incorporated by reference into this Prospectus:

    (1)  Annual Report on Form 10-KSB for the fiscal year ended December 31,
1995.

    (2) Quarterly Reports on Form 10-QSB for the fiscal quarters ended March 31, June 30 and September 30, 1996.

    (3) The description of the Common Stock contained in the Company's Registration Statement on Form 8-A filed pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating such description.

    The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, including any beneficial owner, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference herein (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the information that the Prospectus incorporates). Requests should be directed to:

              Kitty A. Kendrick
              Senior Vice President
              First Cherokee Bancshares, Inc.
              9860 Highway 92
              Woodstock, Georgia  30188
              Telephone No. (770) 591-9000

    All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering registered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein (or in any subsequently filed document which also is or is deemed to be incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. All information appearing in this Prospectus is qualified in its entirety by information and financial statements (including notes thereto) appearing in the documents incorporated by reference herein, except to the extent set forth in the immediately preceding statement.

                                     RISK FACTORS

RESTRICTIONS ON DIVIDENDS

    Dividends are payable on Common Stock only when, as and if declared by the Company's Board of Directors from funds available therefor. The principal source of the Company's income is dividends and other payments by its subsidiaries, including the Bank. The Bank is subject to statutory and regulatory restrictions on the payment of dividends and must maintain adequate capital, which reduces the amount available for dividends. The Company must also maintain adequate capital.

COMPETITION

    The Bank operates in highly competitive markets with other banks and financial institutions, many of which have greater financial and other resources than are available to the Bank and its parent company. The Bank competes with financial institutions affiliated with much larger institutions operating on a statewide and regional basis. The Company's long term success will depend on the ability of the Bank to compete successfully in its service area.

                                   USE OF PROCEEDS

    The Company will not receive any of the proceeds from the sale of the Shares by the Selling Shareholders. On exercise of the Warrants by the Selling Shareholders, the Company will receive the exercise price for the Shares, an aggregate of $1,785,000 if all of the Warrants are exercised, or approximately $9.09 per Share at the present time. The Company will use the proceeds from the exercise of the Warrants to contribute to the capital of the Bank to support its growth, as necessary, and for other general corporate purposes.

                                 SELLING SHAREHOLDERS

    The following tables set forth (a) the name of each of the Selling Shareholders, (b) the number of shares of Common Stock beneficially owned by each Selling Shareholder prior to the offering and being offered hereby, (c) the number of shares of Common Stock that will be beneficially owned by each Selling Shareholder upon completion of the offering, and (d) the percentage of the Company's outstanding shares of Common Stock as of November 25, 1996 that will be beneficially owned by each Selling Shareholder upon completion of the offering (assuming that all of the Warrants are exercised, all of the Shares being offered hereby are sold and that no other changes in the Selling Shareholders' beneficial ownership occurs prior to completion of this offering).

    The following table relates to the Warrants and the underlying Shares of Common Stock being registered for resale pursuant to the Registration Statement.




                                                 Common Stock Beneficially Owned
                                                -----------------------------------------------------

                                                                                Upon      Percentage
                                                                             Completion   Owned Upon
  Selling                                     Prior to        Offered          of the     Completion
Shareholder(1)                                Offering(2)      Hereby         Offering    of Offering
--------------                                -----------      ------         --------    -----------
Alan D. Bobo                                   15,965(3)        9,900          25,865           3.4
Elwin K. Bobo                                  18,555(4)       14,850          33,405           4.4
Michael A. Edwards                              8,360(5)        8,250          16,610           2.2
J. Stanley Fitts                               22,902(6)       19,250          42,152           5.6
Russell L. Flynn                                9,010(7)       11,000          20,010           2.7
Jackson A. Godwin                               1,291(8)        9,350          10,641           1.4
Carl C. Hames, Jr.                             24,472(9)       27,500          51,972           6.9
Morgan Harvill, Jr.                             2,011(10)      27,500          29,511           3.9


                                                 Common Stock Beneficially Owned
                                                -----------------------------------------------------

                                                                                Upon      Percentage
                                                                             Completion   Owned Upon
  Selling                                     Prior to        Offered          of the     Completion
Shareholder(1)                                Offering(2)      Hereby         Offering    of Offering
--------------                                -----------      ------         --------    -----------
C. Garry Haygood                               28,428(11)      13,750          42,178           5.6
Thomas D. Hopkins, Jr.                         15,394(12)      11,000          26,394           3.5
Bobby R. Hubbard                               11,268(13)       9,900          21,168           2.8
Dennis M. Lord                                 31,240(14)      16,500          47,740           6.4
Larry R. Lusk                                  17,901(15)       8,800          26,701           3.6
Dr. Stuart R. Tasman                           11,846(16)       8,800          20,646           2.7

_______________________________

 1 Except as otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them. The information shown above is based upon information furnished to the Company by the named persons. Information relating to beneficial ownership of the Shares is based upon "beneficial ownership" concepts set forth in rules promulgated under the Securities Act of 1934, as amended. Under such rules a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to dispose or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any security of which that person has the right to acquire beneficial ownership within sixty (60) days. Under the rules, more than one person may be deemed to be a beneficial owner of the same securities.

 2 Excludes shares deemed to be beneficially owned through the right to exercise warrants within 60 days of the record date.

 3 Consists of (a) 11,407 shares owned directly by Mr. Bobo; (b) 660 shares owned by Mr. Bobo's children, as to which Mr. Bobo disclaims beneficial ownership; (c) 2,857 shares owned by Mr. Bobo's wife, as to which Mr. Bobo disclaims beneficial ownership; and (d) 1,041 shares held in an IRA for the benefit of Mr. Bobo's wife, as to which Mr. Bobo disclaims beneficial ownership. Mr. Bobo's address is P.O. Box 1092, Woodstock, Georgia.

 4 Consists of (a) 17,182 shares owned directly by Mr. Bobo; and (b) 1,373 shares held in an IRA for Mr. Bobo's benefit. Mr. Bobo's address is P.O. Box 1092, Woodstock, Georgia.

 5 Consists of (a) 8,250 shares owned directly by Mr. Edwards; and (b) 110 shares held by Mr. Edwards' daughter, as to which Mr. Edwards disclaims beneficial ownership. Mr. Edwards' address is 7767 Turner Road, Woodstock, Georgia.

 6 Consists of (a) 13,530 shares owned directly by Mr. Fitts; (b) 7,150 shares held by Reeves Greenhouse, Inc. Profit Sharing Plan; and (c) 2,222 shares held by Reeves Greenhouse, Inc. Mr. Fitts' address is 5669 E. Alabama Road, Woodstock, Georgia.

 7 As to the indicated shares, Mr. Flynn shares voting power with his wife. Mr. Flynn's address is 28 Lake Arrowhead Station #2024, Waleska, Georgia.

 8 Consists of (a) 191 shares held in an IRA for the benefit of Mr. Godwin's wife and (b) 1,100 shares held by Mr. Godwin's son. Mr. Godwin's address is 8565 Jep Wheeler Road, Woodstock, Georgia.

 9 Consists of (a) 10,065 shares owned directly by Mr. Hames; and (b) 2,585 shares held in an IRA for Mr. Hames' benefit; (c) 7,092 shares held by Mr. Hames' wife, as to which Mr. Hames disclaims beneficial ownership; (d) 1,265 shares held in an IRA for the benefit of Mr. Hames' wife, as to which Mr. Hames disclaims beneficial ownership; (e) 165 shares held by Mr. Hames' son, as to which Mr. Hames disclaims beneficial ownership; and (f) 3,300 shares subject to options granted pursuant to the Company's Stock Option Plan. Mr. Hames' address is 2461 South Cherokee Lane, Woodstock, Georgia.

10 Consists of (a) 110 shares owned directly by Mr. Harvill; (b) 1,037 shares held in a Keogh plan for the benefit of Mr. Harvill; (c) 609 shares held in an IRA for the benefit of Mr. Harvill; and (d) 255 shares owned by Mr. Harvill's wife, as to which he disclaims beneficial ownership. Mr. Harvill's address is P.O. Box 1059, Woodstock, Georgia.

11 Consists of (a) 26,355 shares owned directly by Mr. Haygood; (b) 1,021 shares held in an IRA for the benefit of Mr. Haygood; (c) 550 shares held by Mr. Haygood's wife as custodian for his daughters, as to which Mr. Haygood disclaims beneficial ownership; and (d) 502 shares held in an IRA for the benefit of Mr. Haygood's wife, as to which Mr. Haygood disclaims beneficial ownership. Mr. Haygood's address is 1472 Johnson Brady Road, Canton, Georgia.

12 Consists of (a) 12,411 shares owned directly by Mr. Hopkins; (b) 2,701 shares held by Mr. Hopkins' wife, as to which Mr. Hopkins disclaims beneficial ownership; and (c) 282 shares held in an IRA for Mr. Hopkins' benefit. Mr. Hopkins' address is 2611 Beckwith Trail, Marietta, Georgia.

13 Consists of (a) 9,900 shares owned directly by Mr. Hubbard; (b) 519 shares held in an IRA for Mr. Hubbard's benefit; (c) 519 shares held in an IRA for the benefit of Mr. Hubbard's wife, as to which Mr. Hubbard disclaims beneficial ownership; and (d) 330 shares held by Mr. Hubbard's daughter, as to which Mr. Hubbard disclaims beneficial ownership. Mr. Hubbard's address is 803 Upland Estates Drive, Woodstock, Georgia.

14 Consists of (a) 16,500 shares owned directly by Mr. Lord; (b) 11,000 shares held by Bay Lingerfelt and Lord Inc. Profit Sharing Plan, as to which Mr. Lord shares voting power; (c) 880 shares held in an IRA for Mr. Lord's benefit; and (d) 2,860 shares owned jointly by Mr. Lord and his wife. Mr. Lord's address is 3155 Trickum Road, Woodstock, Georgia.

15 Consists of (a) 8,800 shares owned directly by Mr. Lusk; (b) 7,146 shares held by his children, as to which Mr. Lusk disclaims beneficial ownership;
    (c) 1,189 shares held in an IRA for Mr. Lusk's benefit; and (d) 766 shares held by Mr. Lusk's wife, as to which Mr. Lusk disclaims beneficial ownership. Mr. Lusk's address is Route 10, Gaddis Road, Canton, Georgia.

16 Consists of (a) 7,913 shares owned directly by Dr. Tasman; (b) 1,100 shares held by Dr. Tasman's daughters, as to which Dr. Tasman disclaims beneficial ownership; (c) 1,379 shares held in an IRA for Dr. Tasman's benefit; and
    (d) 1,454 shares held in a SEP IRA for Dr. Tasman's benefit. Dr. Tasman's address is 1147 Alabama Road, Acworth, Georgia.


    Since January 1, 1994, all of the foregoing Selling Shareholders have served as directors of the Company, and continue to do so, with the exception of Morgan Harvill, Jr. who resigned in December 1992. In addition, Carl C. Hames, Jr. also serves as the Chief Executive Officer of the Company and the Bank.

    The Company has agreed to bear all expenses (other than selling commissions and fees) in connection with the registration and sale of the Shares being offered by the Selling Shareholders in over-the-counter market transactions or in negotiated transactions. See "Sale of the Shares." In recognition of the fact that the Selling Shareholders may wish to be legally permitted to sell their Shares when they deem appropriate, the Company has filed with the Commission a Registration Statement on Form S-3 under the Securities Act with respect to the resale of the Shares from time to time in the over-the-counter market or in negotiated transactions and has agreed to prepare and file such amendments and supplements to the Registration Statement as may be necessary to keep the Registration Statement effective until the Warrants have expired. This Prospectus forms a part of such Registration Statement.

                                  SALE OF THE SHARES

    The sale of the Shares by the Selling Shareholders may be effected from time to time in transactions in the over-the-counter market, in negotiated transactions or through a combination of such methods of sale, at fixed prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Shareholders may effect such transactions by selling the Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders and/or the purchasers of the Shares for which such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer may be in excess of customary compensation).

    The Selling Shareholders and any broker-dealers who act in connection with the sale of the Shares hereunder may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and profit on any resale of the Shares as principals might be deemed to be underwriting discounts and commissions under the Securities Act.


                 LIMITATION OF PERSONAL LIABILITY AND INDEMNIFICATION
                              OF DIRECTORS AND OFFICERS

    The Articles of Incorporation of the Company contain certain provisions limiting the liability of directors and granting to directors and officers of the Company broad indemnification rights. Each of these provisions is discussed more fully below.

    As permitted by the Georgia Business Corporation Code (the "GBCC"), the Company's Articles of Incorporation contain provisions which eliminate the personal liability of directors for monetary damages to the Company or its shareholders for breach of their fiduciary duties as directors, except to the extent such elimination of liability is prohibited by the GBCC. In accordance with the GBCC, these provisions do not limit the liability of any director for any appropriation of a business opportunity of the Company in violation of the director's duty; for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; for any dividend payment, stock repurchase, stock redemption, or distribution in liquidation that is prohibited under Georgia law; or for any transaction from which the director derived an improper personal benefit. These provisions do not limit or eliminate the rights of the Company or any shareholder to seek an injunction or any other non-monetary relief in the event of a breach of a director's fiduciary duty. In addition, these provisions apply only to claims against a director arising out of his role as a director and do not relieve a director from liability for violations of statutory law such as certain liabilities imposed on a director under the federal securities laws.

    In addition, the Company's Articles of Incorporation provide for the indemnification of both directors and officers for expenses incurred by them in connection with the defense or settlement of claims asserted against them in their capacities as directors and officers. In certain cases, this right of indemnification extends to judgments or penalties assessed against them.

    The Company is not aware of any pending or threatened action, suit or proceeding involving any of its directors or officers for which indemnification from the Company may be sought. Insofar as indemnification for liabilities (primarily relating to public distribution of securities) arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company or an affiliate of the Company pursuant to the Company's Articles of Incorporation or Bylaws or otherwise, the Board of Directors has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. Accordingly, it is possible that the indemnification provisions may not apply to liabilities arising under the Securities Act unless the prospective indemnitee is successful in the proceeding in question.



                                       EXPERTS

    The consolidated financial statements included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1995, incorporated by reference in this Prospectus, have been audited by Porter Keadle Moore, LLP (successor to Evans Porter Bryan & Co.), independent accountants, as indicated in their report with respect thereto, and are incorporated herein by reference in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.


                                    LEGAL OPINION

    A legal opinion to the effect that the Shares will, when sold, be legally issued, fully paid and non-assessable has been rendered by Powell, Goldstein, Frazer & Murphy, counsel to the Company and the Selling Shareholders.

                                ____________________


    NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING HEREIN CONTEMPLATED AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE SELLING SHAREHOLDERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE AN OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT ANY INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                                 ____________________

                                       PART II

Item 14.   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

           Registration fee to the Securities
            and Exchange Commission ............................   $   952

           Printing (EDGAR) expenses ...........................   $   625

           Accounting fees and expenses ........................   $     0

           Legal fees and expenses .............................   $ 7,500

           Miscellaneous expenses ..............................   $   923
                                                                   -------
           Total ...............................................   $10,000
                                                                   -------
                                                                   -------

    The foregoing items, except for the registration fee to the Securities and Exchange Commission, are estimated.

    The Registrant has agreed to bear all expenses (other than selling commissions and fees) in connection with the registration and sale of the Shares.


Item 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    GEORGIA BUSINESS CORPORATION CODE. The Registrant has statutory authority to indemnify its officers and directors.

    MANDATORY INDEMNIFICATION: The applicable provisions of the Georgia Business Corporation Code (the "GBCC") state that unless a corporation's articles of incorporation contain a limiting provision, to the extent a director or officer of a corporation is successful on the merits or otherwise in the defense of any threatened, pending or completed civil, criminal, administrative or investigative action, suit or proceeding (other than a proceeding by or in the right of the corporation) or on the merits of any claim, issue or matter therein (a "Proceeding") to which such person was a party because of his or her status as a director or officer of the corporation or as an officer, director, partner, trustee, employee or agent of another business entity, the corporation must indemnify such person against reasonable expenses incurred in connection therewith.

    PERMISSIVE INDEMNIFICATION: The GBCC provides that a corporation may indemnify a director, officer, employee or agent of the corporation or a person serving another business entity in such capacity at the corporation's request (a "Person") against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with a Proceeding if such Person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of a Proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Person did not meet the standard of conduct set forth above.

    Under the applicable provisions of the GBCC, indemnification shall be made by the Registrant only as authorized in the specific case upon a determination that the indemnification is proper in the circumstances because the Person has met the applicable standard of conduct. Such determination shall be made:

    (a) By the board of directors by a majority vote of a quorum consisting of directors not at the time parties to such Proceeding;

    (b) If such a quorum is not obtainable, by majority vote of a committee designated by the board of directors (in which designation directors who are parties may participate) consisting of two or more directors not at the time parties to the Proceeding;

    (c) By special legal counsel selected by the board of directors or a committee thereof; or

    (d) By the affirmative vote of a majority of the shares that are not owned or voted under the control of Persons who are at the time parties to the Proceeding.

    Indemnification of expenses incurred in defending a Proceeding may be paid by the corporation in advance of the final disposition of such Proceeding upon receipt of (a) a written undertaking by or on behalf of the Person to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation as authorized by the GBCC or (b) the Person's written affirmation of his or her good faith belief that he or she has met the applicable standard of conduct for permissive indemnification discussed above.

    WHEN INDEMNIFICATION IS NOT PERMITTED: Indemnification for liability to the corporation is not permitted in an action by or in the right of the corporation in which such Person was adjudged liable to the corporation unless and only to the extent that the court in which the Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the Person is fairly and reasonably entitled to indemnity for such expenses that the court deems proper. A corporation may, however, indemnify a Person for costs actually and reasonably incurred in connection with the defense or settlement of an action by or in the right of the corporation if he or she acted in good faith and in a manner such Person reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification is also not permitted in connection with any other Proceeding in which a Person was adjudged liable for deriving an improper personal benefit.

    ARTICLES OF INCORPORATION. Article XIII of the Registrant's Articles of Incorporation provides essentially the same indemnification rights as the GBCC expressly provides.

    The Registrant's shareholders may authorize greater indemnification than that set forth in the Articles of Incorporation but may not authorize indemnification for wrongful appropriation of a business opportunity of the Registrant, an act or omission involving intentional misconduct or a knowing violation of law, liability as set forth in Section 14-2-832 of the GBCC dealing with illegal or unauthorized distribution of corporate assets, or any transaction from which the director receives an improper personal benefit.

    The Registrant maintains insurance, at its expense, to protect its directors and officers against certain expenses, liabilities or losses, including those arising under the Securities Act of 1993.

Item 16.  EXHIBITS.

          4(a) Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's
                      Registration Statement on Form S-18 (File No. 33-25075-A)).

          4(b) Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's Annual Report on
                      Form 10-KSB for the year ended September 31, 1994.)

          4(c)        Form of Warrant (incorporated by reference to Exhibit 10.2 to the Registrant's Registration Statement on Form S-18
                      (File No. 33-25075-A)).

          5 Opinion of Powell, Goldstein, Frazer & Murphy as to the legality of the securities being registered.

          23(a) The consent of Powell, Goldstein, Frazer & Murphy is contained in Exhibit 5.

          23(b)       Consent of Porter Keadle Moore, LLP.

          24 Power of Attorney (see signature pages to this Registration Statement)

Item 17.  UNDERTAKINGS.

    The small business issuer will:

    (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

           (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a twenty (20%) percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

         (iii) Include any additional or changed material information on the plan of distribution.

                   NOTE. Small business issuers do not need to give the statements in paragraphs (1)(i) and (1)(ii) of this item if the registration statement is on Form S-3 or S-8, and the information required in a post-effective amendment is incorporated by reference from periodical reports filed by the small business issuer under the Securities Exchange Act of 1934.

    (2) For determining any liability under the Securities Act of 1933, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

    (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woodstock, State of Georgia, on November 26, 1996.


                                       FIRST CHEROKEE BANCSHARES, INC.



                                       By:/S/ CARL C. HAMES, JR.
                                          -------------------------------------
                                          Carl C. Hames, Jr.
                                          President and Chief Executive Officer



                                  POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints CARL C. HAMES, JR. and KITTY A. KENDRICK, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on November 26, 1996 in the indicated capacities.

SIGNATURE                                 TITLE
/S/CARL C. HAMES, JR.                     President and Chief
-----------------------------------       Executive Officer
Carl C. Hames, Jr.                        (Principal Executive
                                          Officer)


/S/KITTY A. KENDRICK                      Senior Vice President
-----------------------------------       (Principal Financial Officer)
Kitty A. Kendrick


/S/ALAN D. BOBO                           Director
-----------------------------------
Alan D. Bobo


/S/ELWIN K. BOBO                          Director
-----------------------------------
Elwin K. Bobo


/S/MICHAEL A. EDWARDS                     Director
-----------------------------------
Michael A. Edwards


/S/J. STANLEY FITTS                       Director
-----------------------------------
J. Stanley Fitts


/S/RUSSELL L. FLYNN                       Director
-----------------------------------
Russell L. Flynn

SIGNATURE                                 TITLE


/S/C. GARRY HAYGOOD                       Director
-----------------------------------
C. Garry Haygood


/S/THOMAS D. HOPKINS, JR.                 Director
-----------------------------------
Thomas D. Hopkins, Jr.


/S/BOBBY R. HUBBARD                       Director
-----------------------------------
Bobby R. Hubbard


/S/DENNIS M. LORD                         Director
-----------------------------------
Dennis M. Lord


/S/LARRY R. LUSK                          Director
-----------------------------------
Larry R. Lusk


/S/DR. STUART R. TASMAN                   Director
-----------------------------------
Dr. Stuart R. Tasman

                              EXHIBIT INDEX

NO.                     DESCRIPTION                        PAGE
---------------------------------------------------------------
4(a)            Articles of Incorporation                  N/A
                of the Registrant
                (incorporated by reference
                to Exhibit 3.1 to the
                Registrant's Registration
                Statement on Form S-18
                (File No. 33-25075-A)).

4(b)            Bylaws of the Registrant                   N/A
                (incorporated by reference
                to Exhibit 3.2 to the
                Registrant's Annual Report
                on Form 10-KSB for the
                year ended September 31, 1994).

4(c)            Form of Warrant                            N/A
                (incorporated by reference
                to Exhibit 10.2 to the
                Registrant's Registration
                Statement on Form S-18
                (File No. 33-25075-A)).

5               Opinion of Powell,                         -----
                Goldstein, Frazer & Murphy
                as to the legality of the
                securities being
                registered.

23(a)           The consent of Powell,                     -----
                Goldstein, Frazer & Murphy
                is contained in Exhibit 5.

23(b)           Consent of Porter Keadle                   -----
                Moore, LLP.

24              Power of Attorney (see                     -----
                signature pages to this
                Registration Statement)